EXHIBIT 99.2

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

On December 31, 2009, DDi Corp. (“DDi” or “the Company”) completed the acquisition of all of the issued and outstanding shares of capital stock of Coretec Inc. (“Coretec”). The aggregate cash purchase price paid by the Company was approximately USD $6.7 million. In addition, the Company effectively assumed debt of approximately USD $15.9 million. The following unaudited condensed combined pro forma balance sheets and statements of operations are based on historical financial statements of the companies. The unaudited condensed combined pro forma financial statements are provided for information purposes only and are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated below. In addition, the unaudited condensed combined pro forma financial statements do not purport to project the future financial position or operating results of the combined company and have been prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission.

The unaudited condensed combined pro forma statements of operations are presented to give effect to the acquisition of Coretec as if it had occurred on January 1, 2008. The unaudited condensed combined pro forma balance sheet is presented to give effect to the acquisition of Coretec as if it had occurred on September 30, 2009.

The historical Coretec consolidated statement of operations information included in the condensed combined pro forma statement of operations for the nine months ended September 30, 2009 was derived from Coretec’s unaudited consolidated statement of operations for the nine months ended September 30, 2009, prepared in accordance with Canadian GAAP. The historical income statement information was translated into U.S. dollars using an exchange rate of Canadian $1.00 = U.S. $0.8582. Certain amounts in the Coretec historical income statement information were reclassified to be consistent with DDi’s income statement presentation.

The historical Coretec consolidated statement of operations information included in the condensed combined pro forma statement of operations for the year ended December 31, 2008 was derived from Coretec’s audited consolidated statement of operations for the year ended December 31, 2008, prepared in accordance with U.S. GAAP. The historical income statement information was translated into U.S. dollars using an exchange rate of Canadian $1.00 = U.S. $0.9441. Certain amounts in the Coretec historical income statement information were reclassified to be consistent with DDi’s income statement presentation.

The historical Coretec consolidated balance sheet information included in the unaudited condensed combined pro forma balance sheet was derived from Coretec’s unaudited consolidated balance sheet as of September 30, 2009 prepared in accordance with U.S. GAAP. The historical balance sheet information was translated into U.S. dollars using an exchange rate of Canadian $1.00 = U.S. $0.9211. Certain amounts in the Coretec historical balance sheet information were reclassified to be consistent with DDi’s balance sheet presentation.

These unaudited condensed combined pro forma financial statements should be read in conjunction with (i) DDi’s audited consolidated financial statements as of and for the year ended December 31, 2008 and our interim unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2009, and (ii) the audited consolidated financial statements of Coretec for the two years ended December 31, 2008 and the unaudited consolidated financial statements of Coretec as of and for the nine months ended September 30, 2009, included in this Current Report on Form 8- K/A.

The pro forma adjustments are based on preliminary estimates, information available and certain assumptions, and may be revised as additional information becomes available. In addition, the unaudited pro forma combined condensed financial statements do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition.

The Company has not finalized its valuation procedures related to the purchase price allocation. The accompanying pro forma adjustments related to the allocation of the purchase price to the underlying tangible assets and liabilities acquired from Coretec are based on our preliminary estimates of their respective fair market values. The final purchase price allocation could differ materially from those values reflected in the pro forma financials upon completion of the valuation procedures. Accordingly, the pro forma adjustments have been prepared based on assumptions that we believe are reasonable, but that are subject to change once additional information becomes available and the purchase price allocation is finalized.

The pro forma adjustments are more fully described in the notes to the unaudited condensed combined pro forma financial statements.

DDi Corp.

Unaudited Condensed Combined Pro Forma Balance Sheet

As of September 30, 2009

	DDi As Reported	Coretec As Reported	Coretec Translated to USD	Pro Forma Adjustments	Pro Forma
				(see Note 2)
Assets
Current assets:
Cash and cash equivalents	$25,599	$388	$357	$ (a) (6,680)	$19,276
Accounts receivable, net	22,846	10,782	9,931	—	32,777
Inventories	14,123	4,807	4,428	—	18,551
Prepaid expenses and other current assets	966	746	687	—	1,653

Total current assets	63,534	16,723	15,403	(6,680)	72,257
Property, plant and equipment, net	24,510	30,893	28,456	(b) (9,960)	43,006
Goodwill	—	—	—	(b) 2,986	2,986
Intangible assets, net	1,564	—	—	—	1,564
Other	717	70	64	—	781

Total assets	90,325	47,686	43,923	(13,654)	120,594

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving credit facilities	$—	$4,552	$4,193	$—	$4,193
Current maturities of long-term debt	244	1,422	1,310	—	1,554
Accounts payable	10,559	3,967	3,654	—	14,213
Accrued expenses and other current liabilities	7,859	4,510	4,154	(c) 2,601	14,614
Income taxes payable	341	260	239	—	580

Total current liabilities	19,003	14,711	13,550	2,601	35,154
Long-term debt	1,089	10,725	9,879	—	10,968
Other long-term liabilities	1,782	—	—	—	1,782

Total liabilities	21,874	25,436	23,429	2,601	47,904

Commitments and contingencies
Stockholders’ equity:
Common stock	23	60,976	56,165	(d) (56,165)	23
APIC	247,171	870	801	(d) (801)	247,171
Treasury stock	(16,323)	—	—	—	(16,323)
Accum other comprehensive income (loss)	215	—	—	—	215
Accum deficit	(162,635)	(39,596)	(36,472)	(d), (e) 40,711	(158,396)

Total stockholders’ equity	68,451	22,250	20,494	(16,255)	72,690

Total liabilities and stockholders’ equity	$90,325	$47,686	$43,923	$(13,654)	$120,594

See notes to unaudited condensed combined pro forma financial statements

DDi Corp.

Unaudited Condensed Combined Pro Forma Statement of Operations

Nine Months Ended September 30, 2009

	DDi As Reported	Coretec As Reported	Coretec Translated to USD	Pro Forma Adjustments	Pro Forma
				(see Note 2)
Net sales	$115,754	$54,400	$46,686	—	$162,440
Cost of goods sold	95,206	49,795	42,734	$ (f) (1,878)	136,062

Gross profit	20,548	4,605	3,952	1,878	26,378
Operating expenses:
Sales and marketing	8,605	3,295	2,828	—	11,433
General and administrative	9,457	4,952	4,250	—	13,707
Amortization of intangible assets	570	—	—	—	570
Restructuring and other related charges	—	—	—	—	—
Goodwill impairment	—	—	—	—	—

Operating income (loss)	1,916	(3,642)	(3,126))	1,878	668
Non-operating (income) expenses:
Interest expense	591	805	691	—	1,282
Interest income	(151)	—	—	—	(151)
Other expense (income), net	207	700	601	—	808

Income (loss) before income tax expense	1,269	(5,147)	(4,418)	1,878	(1,271)
Income tax expense	73	116	100	—	173

Net income (loss)	$1,196	$(5,263)	$(4,518)	$1,878	$(1,444)

Income (loss) per share:
Basic	$0.06				$(0.07)
Diluted	$0.06				$(0.07)
Weighted average shares outstanding:
Basic	19,715				19,715
Diluted	19,820				19,715

See notes to unaudited condensed combined pro forma financial statements

DDi Corp.

Unaudited Condensed Combined Pro Forma Statement of Operations

Year Ended December 31, 2008

	DDi As Reported	Coretec As Reported	Coretec Translated to USD	Pro Forma Adjustments	Pro Forma
				(see Note 2)

Net sales	$190,842	$81,040	$76,510	—	$267,352
Cost of goods sold	152,058	71,031	67,060	$(f) (2,361)	216,757

Gross profit	38,784	10,009	9,450	2,361	50,595
Operating expenses:
Sales and marketing	12,540	5,380	5,079	—	17,619
General and administrative	14,004	5,610	5,296	—	19,300
Amortization of intangible assets	4,975	—	—	—	4,975
Restructuring and other related charges	295	—	—	—	295
Goodwill impairment	38,898	—	—	—	38,898

Operating income (loss)	(31,928)	(981)	(925)	2,361	(30,492)
Non-operating (income) expenses:
Interest expense	502	931	879	—	1,381
Interest income	(131)	(43)	(41)	—	(172)
Other expense (income), net	(562)	150	142	—	(420)

Income (loss) before income tax expense	(31,737)	(2,019)	(1,905)	2,361	(31,281)
Income tax expense	1,702	296	279	—	1,981

Net income (loss)	$(33,439)	$(2,315)	$(2,184)	$2,361	$(33,262)

Income (loss) per share:
Basic	$(1.60)				$(1.59)
Diluted	$(1.60)				$(1.59)
Weighted average shares outstanding:
Basic	20,961				20,961
Diluted	20,961				20,961

See notes to unaudited condensed combined pro forma financial statements

DDi Corp

Notes to unaudited condensed combined pro forma financial statements

September 30, 2009 and December 31, 2008

1. Basis of Presentation

These unaudited condensed combined pro forma financial statements reflect a preliminary allocation of purchase price as if the transaction had been completed on January 1, 2008. The preliminary allocations are subject to change based on a finalization of the fair values of the tangible assets acquired and liabilities assumed. A purchase price of USD $6.7 million was paid to the seller and was allocated to assets acquired and liabilities assumed as follows:

(in millions)
Cash	$880
Accounts receivable, net	9,558
Inventories	4,871
Prepaid expenses and other current assets	571
Property, plant and equipment	16,704
Goodwill	2,986
Accounts payable	(4,317)
Accrued expenses and other current liabilities	(8,645)
Revolving line of credit debt assumed	(4,227)
Long-term debt, including current portion	(11,701)

Price paid to seller	6,680

2. Pro Forma Adjustments

Balance Sheet

(a)	Represents the USD $6.7 million paid at the acquisition date for Coretec.

(b)	Represents the preliminary adjustment from Coretec’s historical carrying value to estimated fair value as a result of DDi’s acquisition of Coretec.

(c)	Represents a liability of $2.6 million incurred for certain Coretec employees and directors related to severance and stock-based compensation that became payable as a result of the Coretec acquisition.

(d)	Represents the elimination of the historical equity of Coretec.

(e)	Represents the impact on the combined accumulated deficit account of the aggregate pro forma adjustments made to the combined statements of operations for the nine months ended September 30, 2009 and year ended December 31, 2008 of $4.2 million.

Statement of Operations

(f)	Represents the removal of the estimated depreciation expense attributed to the write-down adjustment to Coretec’s historical carrying value of property, plant and equipment acquired by DDi. Also includes the estimated impact on cost of goods sold from the preliminary adjustment from Coretec’s historical carrying value of inventory to estimated fair value. This impact would have been reflected in DDi’s first quarter 2008 results.